UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 12, 2022
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33706	98-0399476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1030 West Georgia Street, Suite 1830 Vancouver, British Columbia	V6E 2Y3
(Address of principal executive offices)	(Zip Code)

(604) 682-9775
Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock	UEC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐
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Item 7.01         Regulation FD Disclosure

On July 20, 2022, Uranium Energy Corp. (the “Company” or “UEC”) issued a news release to announce that it had filed a Technical Report Summary (“TRS”) on EDGAR disclosing mineral resources for the Company’s Texas Hub & Spoke In-Situ-Recovery (“ISR”) Project (the “Project”).

Background:

●	As a U.S. domestic and domiciled company, UEC is now reporting all mineral resources in accordance with Item 1302 of Regulation S-K (“S-K 1300”);

●
S-K 1300 was adopted by the Securities and Exchange Commission (“SEC”) to modernize mineral property disclosure requirements for mining registrants and to align U.S. disclosure requirements more closely for mineral properties with current industry and global regulatory standards;

●	The mineral resource estimates set forth in this TRS have not previously been reported under the S-K 1300 format; and

●	The Project geology is considered amenable to low-cost, environmentally friendly ISR mining methods.

The TRS was prepared under S-K 1300 and was filed on August 11, 2022, with the SEC through EDGAR on Form 8-K and is also available on SEDAR as a “Material Document” filed on August 11, 2022. The TRS was prepared on behalf of the Company by Western Water Consultants, Inc. d/b/a WWC Engineering, of Sheridan, Wyoming.

Amir Adnani, President and CEO, stated: “The disclosure of resources in the new S-K 1300 format at our South Texas Hub and Spoke production platform reconfirms the robust nature of the Project. Our database of drilling results, containing decades of exploration logs, shows strong potential for Project expansion and also dovetails well with our initiative to increase the production license at the Hobson Plant. We are pleased with the progress of the Company’s domestic ISR profile in Texas and Wyoming as we continue to advance these projects towards near term production. UEC has recently submitted an offer to the U.S. government to supply the uranium reserve (“UR”) and we are looking forward to our production ready projects providing future needs of the UR as well as the utility industry.”

Andy Kurrus, V.P. of Resource Development, Texas, stated: “We are delighted with the expanded production prospects for our Hub and Spoke production platform in South Texas. We see significant potential in this region and will look to advance our exploration and resource delineation efforts which will benefit from our extensive resource database, containing results from 5,232 drill holes, including survey coordinates, collar elevations, depths and grade of uranium intercepts. The quality of this comprehensive data has enabled us to identify promising resource areas without extensive new drilling costs and has accelerated our exploration processes in defining new production areas for our near-term production strategy.”

About the Texas Hub & Spoke Project

The Project consists of five Project areas (“Figure 1-1”): Hobson Central Processing Plant (“CPP”), Burke Hollow, Goliad, Palangana and Salvo; and is located in Karnes, Bee, Goliad and Duval Counties, Texas. The Hobson CPP will serve as the ‘hub’ of the Project, with the other Project areas serving as satellite facilities, or the ‘spokes’. The Hobson CPP will process all the mineral mined on each of the other Project areas. The Project is in the South Texas Uranium Province (“STUP”), which is part of the South Texas coastal plain portion of the Gulf of Mexico Basin (“GMB”).

Mineral rights for the Project are all private (fee) mineral leases. Fee mineral leases are obtained through negotiation with individual mineral owners.

The Project resides in the GMB. The GMB extends over much of South Texas and includes the Texas coastal plain and STUP where the Project is located. The coastal plain is bounded by the Rocky Mountain uplift to the west and drains into the Gulf of Mexico. The coastal plain is comprised of marine, non-marine and continental sediments ranging in age from Paleozoic through Cenozoic.

San Antonio
Wilson
De Witt
HOBSON CPP
Karnes
Atascosa
GOLIAD
Victoria
Goliad
Choke Canyon Reservoir
Beeville
Bee
BURKE HOLLOW
McMullen
Live Oak
Aransas
Aransas National Wildlife Refuge
Calhoun
Jackson
Lavaca
SALVO
San Patricio
Jim Wells
Corpus Christi
Alice
Nueces
Duval
Kingsville
PALANGANA
Kleberg
Jim Hogg
Brooks
Sources: Esri, HERE, Garmin, Intermap, increment P Corp., GEBCO, USGS, FAO, NPS, NRCAN, GeoBase, IGN, Kadaster NL, Ordnance Survey, Esri Japan, METI, Esri China (Hong Kong), (c) OpenStreetMap contributors, and the GIS User Community
PROJECT LOCATION
N
0 5 10 20
Miles

Uranium Energy Corp

500 N Shoreline Blvd 800N, Corpus Christi, TX 78401

Figure 1-1
Texas Hub and Spoke Project Area Location Map
Texas S-K 1300 Technical Report
Karnes, Duval, Bee, and Goliad Counties, Texas

Date: 7/7/2022 | By: WWC/RAV | Checked: WWC/BJS

Uranium mineralization at the Project is typical of Texas roll-front sandstone deposits. The formation of roll-front deposits is largely a groundwater process that occurs when uranium-rich, oxygenated groundwater interacts with a reducing environment in the subsurface and precipitates uranium. The most favorable host rocks for roll-fronts are permeable sandstones with large aquifer systems. Interbedded mudstone, claystone and siltstone are often present and aid in the formation process by focusing groundwater flux.

To date, UEC holds data from 5,232 drill holes that have been completed by UEC and previous uranium exploration companies on and nearby the five Project areas held by UEC. Data from the drilling, including survey coordinates, collar elevations, depths and grade of uranium intercepts, have been incorporated into UEC’s database.

Recent Developments

Recent developments and operations include all work that has been done to develop and operate the Project properties since the last technical reports were written to update the resources and development at each Project area.

Summary capital and operating cost estimates are not included with this TRS, since UEC is reporting the results of an Initial Assessment (“IA”) without economic analysis. No new construction/development has occurred at the Hobson CPP or at Salvo since the 2010-2012 drilling campaign. However, UEC initiated drilling projects on Palangana, Goliad and Burke Hollow in 2010-2015, 2014 and 2019-2021, respectively. UEC also activated several wellfields at Palangana to produce uranium from 2010 to 2016.

Palangana

From 2010 to 2015, UEC drilled 891 drill holes at Palangana. Most of the drilling occurred in 2010 (391 holes), 2011 (281 holes) and 2012 (186 holes) and the remaining holes were drilled from 2013-2015. The majority of these wells were drilled for delineation purposes and the rest were drilled for monitor and production wells. In 2010, UEC activated wellfields in Production Area (“PA”) PA-1, PA-2 and PA-3 at Palangana. From 2010 to 2016, 563,600 lbs of uranium were produced by ISR methods.

Goliad

In 2014, UEC conducted a drilling program at Goliad for exploration and water wells. 35 holes were drilled and logged for exploration and water supply purposes with a majority of the holes being drilled in PA- 1 and PA-2.

Burke Hollow

In 2019, UEC completed 129 drill holes, mostly focusing on delineating the Lower B1 and Lower B2 sands in the proposed PA-1. In addition, UEC began installing perimeter monitor wells in PA-1. In total, 57 holes were drilled solely for delineation and exploration purposes and 72 holes were drilled for monitoring purposes.

From 2021 to 2022, UEC conducted another drilling program to upgrade a portion of their resources from inferred to measured and indicated, to better define the ore body in proposed PA-1 and to install monitor wells. 168 delineation and exploration holes were drilled as of March 7, 2022. 24 of these holes were also used as monitor wells. This drilling program is ongoing for the purpose of completing more monitor wells.

No historic data was used in this estimate which includes only data from drilling projects conducted by UEC from 2012 to 2022. 297 new holes were drilled and logged in 2021 and 2022 to complete this estimate.

Mineral Resources

This IA for the Project has been prepared in accordance with the regulations set forth in S-K 1300 with the objective of disclosing the mineral resources at the Project.

Based on the density of drilling, continuity of geology and mineralization, testing and data verification, the mineral resource estimates meet the criteria for indicated or inferred mineral resources as summarized herein.

The in-place resources were estimated separately for each Project area. The Project contains a measured resource of 2.78 million lbs and an indicated resource of 6.34 million lbs of U3O8 in-place. The Project contains 9.92 million lbs of inferred mineral resources in-place. Tables 1 and 2 below list the Project resources by the Project area. Mineral resources are not mineral reserves and do not have demonstrated economic viability. However, considerations of reasonable prospects for eventual economic extraction were applied to the mineral resource calculations herein.

Table 1: Texas Hub and Spoke Project Measured and Indicated Resource Summary

Mineral Resource	GT Cutoff	Average Grade (% eU3O8)	Ore Tons (000s)	eU3O8 (lbs)
Burke Hollow
Measured	0.30	0.082	70	114,700
Indicated	0.30	0.087	1,337	2,209,000
Total Measured and Indicated	0.30	0.086	1,407	2,323,700
Goliad
Measured	0.20	0.053	1,595	2,667,900
Indicated	0.20	0.102	1,504	3,492,000
Total Measured and Indicated	0.20	0.085	3,099	6,159,900
Palangana
Measured	-	-	-	-
Indicated	None	0.134	232	643,100
Total Measured and Indicated	None	0.134	232	643,100
Salvo
All mineral resources at Salvo are classified as Inferred.
Project Totals
Measured				2,782,600
Indicated				6,344,100
Total Measured and Indicated				9,126,700

Notes:
1.	Pounds reported with Disequilibrium Factor (DEF) applied.
2.	Measured and indicated mineral resources as defined in 17 CFR § 229.1300.
3.	All reported resources occur below the static water table.
4.	The point of reference for mineral resources is in-situ at the Project.
5.	Mineral resources are not mineral reserves and do not have demonstrated economic viability.
6.
Delineation drilling conducted at Palangana after 2010 was not incorporated into this resource estimate, as in the experience of the QP this type of drilling does not generally substantially change the resource estimates.

Table 2: Texas Hub and Spoke Project Inferred Resource Summary

Mineral Resource	GT Cutoff	Average Grade (% eU3O8)	Ore Tons (000s)	eU3O8 (lbs)
Burke Hollow
Inferred	0.30	0.095	2,494	4,859,000
Goliad
Inferred	0.20	0.195	1,548	1,224,800
Palangana
PA-1 and PA-2 Inferred	None	0.100	96	192,500
Dome, NE Garcia, SW Garcia, CC Brine, Jemison Fence, Jemison East Inferred	0.10	0.110 - 0.300	206	808,800
Salvo
Inferred	0.30	0.091	1,125	2,839,000
Project Totals
Total Inferred			5,469	9,924,100

Notes:
1.	Pounds reported with DEF applied.
2.
A range of grades is presented for the Palangana inferred mineral because the resource estimation methods differed between PA-1/PA-2 and the rest of the trends. There was no cutoff for PA-1 and PA-2 block models. See Section 11.1 of the TRS for a more detailed explanation.

3.	Inferred mineral resources as defined in 17 CFR § 229.1300.
4.	All reported resources occur below the static water table.
5.	The point of reference for mineral resources is in-situ at the Project.
6.	Mineral resources are not mineral reserves and do not have demonstrated economic viability.
7.
Delineation drilling conducted at Palangana after 2010 was not incorporated into this resource estimate, as in the experience of the QP this type of drilling does not generally substantially change the resource estimates.

The technical information in this news release has been reviewed by WWC Engineering, a consultant to the Company, and by Clyde L. Yancey, P.G., Vice President-Exploration for the Company, being a qualified third party firm and a Qualified Person under Item 1302 of Regulation S-K.

A copy of the news release is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

Not applicable.

(b)	Pro forma Financial Information

Not applicable.

(c)	Shell Company Transaction

Not applicable.

(d)	Exhibits

Exhibit	Description
99.1	News Release dated August 12, 2022.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANIUM ENERGY CORP.

DATE: August 12, 2022.	By:	/s/ Pat Obara
Pat Obara, Secretary and
Chief Financial Officer
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